UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2010

HOMELAND ENERGY SOLUTIONS, LLC

(Exact name of registrant as specified in its charter)

Iowa	000-53202	20-3919356
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2779 Highway 24, Lawler, Iowa	52154
(Address of principal executive offices)	(Zip Code)

(563) 238-5555

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 20, 2010, Homeland Energy Solutions, LLC (the “Company”) executed the Third Amendment to Master Loan Agreement (the “Amendment”) with its primary lender, Home Federal Savings Bank (“Home Federal”).  The purpose of the Amendment was to allow the Company to release the $10 million that Home Federal was holding in the Company’s Debt Service Reserve Account earlier than as provided by the terms of the Company’s loan agreements with Home Federal.  Home Federal will apply the $10 million from the Debt Service Reserve Account to reduce the outstanding balance of the Company’s loans with Home Federal.  In order to allow the Company to release these funds from the Debt Service Reserve Account early, the Company is obligated to make an additional $10 million prepayment on its loans with Home Federal.

This current report on Form 8-K contains forward-looking statements. We undertake no responsibility to update any forward looking statement. When used, the words “will,” “believe”, “hope”, “expect”, “anticipate” and similar expressions are intended to identify forward-looking statements. Readers should not place undue reliance on any forward-looking statements and recognize that the statements are not predictions of actual future results, which could and likely will differ materially from those anticipated in the forward-looking statements due to risks and uncertainties, including those described in our Securities and Exchange Commission filings, copies of which are available through our website or on request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMELAND ENERGY SOLUTIONS, LLC

Date: September 21, 2010	/s/ Walter W. Wendland
Walter W. Wendland
Chief Executive Officer
(Principal Executive Officer)